SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Analytical Surveys, Inc.

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ANALYTICAL SURVEYS, INC.

11900 Crownpoint Drive

San Antonio, Texas 78233

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held August 21, 2003

To the Shareholders of Analytical Surveys, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of Analytical Surveys, Inc. (the “Company”) will be held at the Doubletree Hotel, 37 N.E. Loop 410, San Antonio, Texas at 10:00 a.m., CDT, on Thursday, August 21, 2003, for the following purposes:

1. To elect five directors to the Board of Directors.

2. To approve the 2003 Stock Option Plan, as more fully set forth under “Proposal No. 2.”

3. To ratify the appointment of KPMG LLP as independent public accountants for the fiscal year ending September 30, 2003.

4. To transact such other business as may properly come before the Annual Meeting, or any adjournment or adjournments thereof.

Shareholders of record at the close of business on July 18, 2003 will be entitled to notice of and to vote at the Annual Meeting, or any adjournment or adjournments thereof. You are cordially invited to attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, however, you are requested to submit your vote by phone, by Internet or by completing, signing, dating and promptly mailing the enclosed proxy for which a return envelope is provided.

Attendance or representation of at least a majority of all outstanding shares of common stock of the company is required to constitute a quorum. Accordingly, it is important that your stock be represented at the meeting.

A proxy statement explaining the matters to be acted upon at the meeting is enclosed. Also enclosed is a copy of the annual report of the Company on Form 10-K for the fiscal year ended September 30, 2002.

By Order of the Board of Directors

Lori Jones, Secretary

San Antonio, Texas

July 21, 2003

WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE URGED TO SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY. IF YOU ATTEND THE ANNUAL MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

ANALYTICAL SURVEYS, INC.

11900 Crownpoint Drive

San Antonio, Texas 78233

PROXY STATEMENT

SOLICITATION AND REVOCABILITY OF PROXIES

This Proxy Statement and accompanying proxy card are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Analytical Surveys, Inc., a Colorado corporation (“ASI” or the “Company”), for use at the annual meeting of shareholders to be held on Thursday, August 21, 2003, at the Doubletree Hotel, 37 N.E. Loop 410, San Antonio, Texas, at 10:00 a.m., CDT, or at any adjournment or adjournments thereof (such meeting or adjournment(s) thereof referred to as the “Annual Meeting”). Copies of the Proxy Statement and the accompanying proxy card are being mailed to shareholders on or about July 21, 2003.

In addition to solicitation by mail, solicitation of proxies may be made by telephone, the Internet, personal interview, special letter, telephone or telecopy by regular employees of the Company. Brokerage firms will be requested to forward proxy materials to beneficial owners of shares registered in their names and will be reimbursed for their reasonable expenses. The cost of solicitation of proxies will be paid by the Company.

A proxy received by the Board of Directors of the Company may be revoked by the shareholder giving the proxy at any time before it is exercised. A shareholder may revoke a proxy by notification in writing to the Company at 11900 Crownpoint Drive, San Antonio, Texas 78233, Attention: Corporate Secretary. A proxy may also be revoked by execution of a proxy bearing a later date or by attendance at the Annual Meeting and voting by ballot. A proxy in the form accompanying this Proxy Statement, when properly executed and returned, will be voted in accordance with the instructions contained therein. A proxy received by management which does not withhold authority to vote or on which no specification has been indicated will be voted FOR the election as directors of the nominees listed therein, FOR the approval of the 2003 Stock Option Plan, FOR the ratification of KPMG LLP as the Company’s independent public accounts and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the Annual Meeting. A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Information regarding the vote required for approval of particular matters is set forth in the discussion of those matters appearing elsewhere in this Proxy Statement. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

COMMON STOCK OUTSTANDING AND PRINCIPAL HOLDERS THEREOF

The Board of Directors has fixed the close of business on July 18, 2003 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. At that date there were outstanding 823,965 shares of common stock, no par value per share (“Common Stock”), of the Company and the holders thereof will be entitled to one vote for each share of Common Stock held of record by them on that date for each proposal to be presented at the Annual Meeting.

The following table sets forth information with respect to the shares of Common Stock (the only outstanding class of voting securities of the Company) owned of record and beneficially as of July 1, 2003, unless otherwise specified, by (i) all persons known to possess voting or dispositive power over more than 5% of the Common Stock, (ii) each director and named executive officer, and (iii) all directors and executive officers of the Company as a group: (Except as otherwise noted in the table, each person or group identified possesses sole voting and investment power with respect to such shares, subject to community property laws, where applicable, and the address of each shareholder is c/o Analytical Surveys, Inc., 11900 Crownpoint Drive, Suite 100, San Antonio, Texas 78233.)

	Amount and Nature of Beneficial Ownership (1)	Percentage of Class
Tonga Partners, L.P.(2) 150 California Street, 5th Floor San Francisco, California 94111	2,326,087	73.8%
Thomas W. Bannon (3)	9,000	1%
Don Fryhover (3)	6,027	*	*
Christopher S. Dean (3)*	1,875	*	*
Joshua C. Huffard (3)*	1,875	*	*
Christopher D. Illick (3)*	1,875	*	*
Lori A. Jones (3)	5,000	*	*
J. Livingston Kosberg (3)*	1,875	*	*
J. Norman Rokosh (3)*	31,000	3.6%

All directors and executive officers as a group (8 persons) (4)	58,527	6.6%

*	Nominee for Director
**	Less than 1%
(1)	All persons have sole voting and investment power with respect to their shares. All amounts shown in this column include shares obtainable upon exercise of stock options currently exercisable or exercisable within 60 days of the date of this table.
(2)	On April 2, 2002, the Company issued a convertible promissory note in the principal amount of $2,000,000 and warrants to purchase 500,000 shares of Common Stock to Tonga Partners, L.P. (“Tonga”). Tonga may convert the unpaid principal amount of the promissory note (plus accrued interest) into shares of Common Stock at any time. As of June 30, 2003, the principal and accrued interest due under the promissory note was $2,125,000. The conversion price of the note is equal to the lesser of (i) $4.00 and (ii) 90% of the average closing bid prices for the Company’s Common Stock for the three trading days having the lowest closing bid price during the 20 trading days immediately prior to the conversion date. For purposes of stating the number of shares beneficially owned by Tonga that are attributable to its ownership of the promissory note, the table assumes that Tonga converted the note on July 1, 2003 at a conversion price of $1.15. Also included in the number of shares beneficially owned by Tonga are 500,000 shares that are issuable upon exercise of the warrants granted to Tonga.

Cannell Capital, LLC serves as the general partner and Investment Advisor to Tonga and J. Carlo Cannell is the controlling and managing member of Cannell Capital, LLC. As such, both Cannell Capital, LLC and J. Carlo Cannell are also beneficial owners of the shares as well.

(3)	Messrs. Bannon, Dean, Huffard, Illick, Kosberg and Rokosh and Ms. Jones are deemed to own all of these shares by virtue of options to purchase these shares. Mr. Fryhover is deemed to own 5,800 shares by virtue of options to purchase these shares.
(4)	Includes 58,300 shares by virtue of options to purchase these shares.

Change in Control

On April 2, 2002, Tonga Partners, L.P. (“Tonga”) invested $2,000,000 in the Company in exchange for the Company’s issuance of a senior secured convertible promissory note in the principal amount of $2,000,000 (the “Note”) and the issuance of Warrants (the “Warrants”) to purchase 500,000 (subject to adjustment) shares of Common Stock of the Company (the “Change in Control Transaction”). The Note is convertible at any time into

Common Stock, and the Warrants are exercisable at any time through April 2, 2007. Pursuant to the terms of the Note and the Warrants, if the total number of shares issuable upon full conversion of the Note and exercise of all Warrants constitutes less than 55% of the number of shares of Common Stock outstanding as of the date the Note has been fully converted and the Warrants have been fully exercised, the Company is obligated to issue additional shares of Common Stock to Tonga such that Tonga will own at least 55% of the issued and outstanding shares of Common Stock on a fully diluted basis. In addition, until April 2, 2005, Tonga has the right to appoint a majority of the members of the Company’s Board of Directors. As of July 1, 2003, Tonga beneficially owned 73.8% of the Common Stock of the Company. See “Voting Securities and Principal Shareholders.”

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers to file with the Securities and Exchange Commission and NASDAQ initial reports of ownership and reports of changes in ownership of Common Stock. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all its directors and executive officers during fiscal 2002 complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

General

Five directors are to be elected at the Annual Meeting. Each nominee is currently a director of the Company. The persons named as proxy holders in the accompanying proxy intend to vote each properly signed and submitted proxy FOR the election as a director of each of the persons named as a nominee below under “Nominees for Director” unless authority to vote in the election of directors is withheld on such proxy. The directors will be elected to hold office until the next Annual Meeting of Shareholders or until their successors are elected and qualified. If, for any reason, at the time of the election one or more of the nominees should be unable to serve, the proxy will be voted for a substitute nominee or nominees selected by the Board of Directors. In accordance with the Company’s By-Laws, the directors will be elected by a plurality of votes cast at the Annual Meeting. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.

The Company recommends voting “For” the nominees.

Nominees for Director

The following table sets forth the name, age and principal position of each nominee for director to hold office:

NAME	AGE	POSITION
J. Livingston Kosberg	65	Director and Chairman of the Board
J. Norman Rokosh	44	Director, President and Chief Executive Officer
Christopher S. Dean	38	Director
Joshua C. Huffard	33	Director
Christopher D. Illick	64	Director

J. Livingston Kosberg, 65, has served as a director and Chairman of the Board of the Company since May 1, 2002. Mr. Kosberg has a wide range of business experience in addition to more than forty years of business management experience. In 1990, Mr. Kosberg founded U.S. Physical Therapy, a publicly-traded company where he served as president, CEO and chairman of the board until his retirement in May 2001. Currently, he provides consulting services for U. S. Physical Therapy. Mr. Kosberg has founded and successfully grown three other enterprises during his career. Mr. Kosberg is a designee of Tonga Partners, L.P.

J. Norman Rokosh, 44, has been the Company’s president and chief executive officer since July 2000 and has served as a director since May 1, 2002. From January 1999 until July 2000, Mr. Rokosh was employed by PricewaterhouseCoopers LLP as a vice president of its financial advisory services division. From January 1998 to December 1998, Mr. Rokosh was vice president of business development at Intermap Technologies Limited, a provider of mapping and GIS products and services. From 1996 to 1997, Mr. Rokosh was a vice president at BOVAR Inc., an environmental consulting firm. From 1991 to 1996, Mr. Rokosh was financial director at Intera Information Technologies Limited, a provider of mapping products. Prior to 1991, Mr. Rokosh was employed by international firms in positions of engineering and finance.

Christopher S. Dean, 38, has served as a director of the Company since August 13, 2002. Since March 2003, Mr. Dean has been the senior vice president of marketing and business development at FaceTime Communications, a leading vendor of security, management and control solutions for instant messaging in the enterprise. Prior to FaceTime, Mr. Dean was the managing partner at Dean Consulting, a consulting practice focused on marketing, business development and private equity financing in the technology, consumer products and travel industries. From January to July 2001, Mr. Dean served as senior vice president of business development for Epoch Partners, a boutique technology-focused investment bank in San Francisco. From October 1998 to January 2001, he held executive positions with SmartAge.com (later B2SB Technologies), a small business-focused business-to-business internet portal. From May 1997 to October 1998, Mr. Dean was a principal in Dean Consulting/Helicon Consulting, an internet and software-focused consulting firm. Prior to May 1997, Mr. Dean held multiple executive roles in technology startups, management consulting firms and venture capital firms. Mr. Dean is a designee of Tonga Partners, L.P.

Joshua C. Huffard, 33, has served as a director of the Company since November 18, 2002. Mr. Huffard is a founder and principal of Prima Capital Partners, LLC, a San Francisco-based private equity investment firm. From 1994 to 2001, Mr. Huffard was one of four principals of Sterling Payot Company, a venture capital and strategic advisory firm that focused on high technology industries.

Christopher D. (Kit) Illick, 64, has served as a director of the Company since May 1, 2002. Mr. Illick has been president of iQ Venture Partners, an investment bank specializing in advising and financing emerging growth businesses since July 2001. He is also a general partner of Illick Brothers, a real estate management business and serves on the board of directors of Shells Seafood Restaurants. From 1999 to 2001, Mr. Illick was a managing director at Brean Murray & Co., an investment banking firm. From 1996 to 1999, he was a limited partner of Oakes, Fitzwilliams & Co., a London-based investment bank specializing in emerging growth companies. In 1968, he was founding president of the U.S. office of Robert Fleming and Associates, an United Kingdom investment bank. Mr. Illick has more than thirty years of investment banking experience. Mr. Illick is a designee of Tonga Partners, L.P.

Executive Officers and Other Key Employees

The following table sets forth the names, ages, and positions of the persons who are not directors and who are executive officers and other key employees of the Company.

NAME	AGE	POSITION
Lori A. Jones	45	Chief Financial Officer
Thomas W. Bannon	38	Senior Vice President—Operations
Don Fryhover	48	Senior Vice President—Sales & Marketing

Lori A. Jones, 45, chief financial officer. Ms. Jones joined the Company in January 2003. From March 2001 to January 2003, Ms. Jones was a partner with Tatum CFO Partners LLP, a financial consulting company. From May 2000 to March 2001, Ms. Jones served as the chief financial officer of Worldmerc Incorporated, an ecommerce exchange for specialty agricultural products. From January 1999 to May 2000, she was the chief financial officer of Billserv Inc., an electronic billing presentation and payment service company. From May 1990 to December 1998, Ms. Jones served in various capacities, including most recently as chief financial officer at Docucon Incorporated, a document imaging services company.

Thomas W. Bannon, 38, senior vice president—operations. Mr. Bannon joined the Company in October 2001 as senior vice president—operations. From May 1997 to October 2001, Mr. Bannon held a number of management positions with SchlumbergerSema, formerly known as Convergent Group, a provider of end-to-end business transformation solutions, most recently as vice president and executive program director. From 1986 to May 1997, he held account and project managerial positions for Electronic Data Systems.

Don Fryhover, 48, senior vice president—sales and marketing. Mr. Fryhover joined the Company in January 1989 and has held managerial positions in operations, production, and sales and marketing, becoming senior vice president—sales and marketing in January 21, 2002. Prior to joining the Company, he was president and co-owner of Petroleum Research Company, a provider of leasehold management services to the petroleum industry.

Certain Relationships and Related Transaction

Until June 30, 2002, the Company’s headquarters were leased from MSE Realty, LLC, a company owned by a director of the Company. Rental expense for this operating lease totaled $326,419 in fiscal 2002.

On April 2, 2002, Tonga invested $2,000,000 in the Company in exchange for the Company’s issuance of a senior secured convertible promissory note in the principal amount of $2,000,000 and the issuance of warrants to purchase 500,000 (subject to adjustment) shares of common stock of the Company (the “Change in Control Transaction”). The note is convertible at any time into common stock, and the warrants are exercisable at any time through April 2, 2007. Pursuant to the terms of the note and the warrants, if the total number of shares issuable upon full conversion of the note and exercise of all warrants constitutes less than 55% of the number of shares of common stock outstanding as of the date the note has been fully converted and the warrants have been fully exercised, the Company is obligated to issue additional shares of common stock to Tonga such that Tonga will own at least 55% of the issued and outstanding shares of common stock on a fully diluted basis. In May 2002, Tonga exercised its right to appoint a majority of the members of the Company’s board of directors with the appointment of three directors. As of July 1, 2003, Tonga beneficially owned 73.8% of the common stock of the Company. See “Voting Securities and Principal Shareholders.”

Meetings of the Board of Directors

During the year ended September 30, 2002, the Board of Directors met 18 times. Directors attended at least 75 percent of the meetings of the Board of Directors and committee meetings of which they were a member during the time they served as directors.

Effective as of May 1, 2002, Messrs. Illick and Kosberg were appointed as members of the Compensation Committee. Mr. Dean was elected to the Board of Directors and appointed as a Chairman of the Compensation Committee on August 13, 2002. Prior to May 2002, the Compensation Committee was chaired by former director Mr. Richard P. MacLeod, and former directors Dr. Robert H. Keeley and Dr. James T. Rothe were members. The Compensation Committee met three times during fiscal 2002. The Compensation Committee reviews and recommends to the Board salary and incentive compensation, including bonus, stock options and restricted stock for the chief executive officer; reviews and approves the salaries and incentive compensation for all corporate officers; and advises the Board of Directors with respect to the incentive compensation to be allocated to employees. The Compensation Committee does not include any employees or former or current officers of the Company.

Effective as of May 1, 2002, Messrs. Kosberg and Illick were appointed as members of the Audit Committee. On August 13, 2002, Mr. Illick was appointed Chairman of the Audit Committee, and Mr. Dean was also appointed a member of the Audit Committee. On November 12, 2002, Mr. Dean resigned from and Mr. Huffard was appointed to the Audit Committee. Prior to May 2002, the Audit Committee was chaired by Dr. Keeley, and Mr. MacLeod and Dr. Rothe were members. The Audit Committee met five times in fiscal 2002. The Audit Committee recommends the appointment of the Company’s independent accountants; reviews the scope and results of the audit plans of the independent accountants; oversees the scope and adequacy of the Company’s internal accounting control and record-keeping systems; reviews non-audit services to be performed by the independent accountants; and determines the appropriateness of fees for audit and non-audit services performed by the independent accountants.

There is no Nominating Committee of the Board of Directors.

Directors’ Compensation

During fiscal 2002, directors who were not also employees of the Company were entitled to receive quarterly cash compensation of $6,125 for attendance at board and committee meetings. Effective May 1, 2002, the cash compensation payable to directors was reduced to $2,500 quarterly. Directors who are also employees of the company do not receive any additional compensation for their service on the Board of Directors.

Prior to May 1, 2002, each non-employee director received an annual grant of options to purchase 900 shares of Common Stock under the Analytical Surveys, Inc. 1993 Non-Qualified Stock Option Plan. The Board granted each newly appointed director, on a one-time basis, options to purchase a total of 7,500 shares of Common Stock. Accordingly, each of Messrs. Dean, Huffard, Illick, and Kosberg, received grants on November 12, 2002 for 7,500 shares at an exercise price of $1.01 per share. The one-time grant, which is in lieu of reduced cash compensation, will be awarded after nominees are elected at the annual meeting and will vest as to 25% of the grant at each of six months, one year, eighteen months and two years.

Audit Committee Report

In accordance with a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement in Exhibit B, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the Company’s financial reporting processes. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended, including the quality and acceptability of the Company’s financial reporting process and controls.

The Audit Committee has discussed with the Company’s independent auditors the overall scope and plans for their respective audit. The Audit Committee meets at least annually with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s accounting principles.

In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from the Company and its management, including the matters in the written disclosures required by the Independence Standard Boards Standard No. 1 (Independence Discussions with Audit Committees) and also considered whether the provision of any non-audit services included below under “Audit Fees and Other Information About Accountants” is compatible with maintaining their independence.

In performing all of these functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management and independent auditors, which, in their report, express an opinion on the conformity of the Company’s annual financial statements to accounting principles generally accepted in the United States. In reliance on the reviews and discussions referred to in this Report and in light of its role and responsibilities, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements of the Company for the three years ended September 30, 2002 be included for filing with the Securities and Exchange Commission in the Company’s Annual Report on Form 10-K for the year ended September 30, 2002. The Committee has also approved, subject to stockholder ratification, the selection of KPMG as the Company’s independent auditors for fiscal 2003, and the Board of Directors concurred in its approval.

The Members of the Audit Committee, as of the

date of the filing of the Company’s annual report

on Form 10-K for the year ended September 30,

2002

Christopher Illick, Chairman

Joshua Huffard

J. Livingston Kosberg

Compensation Committee Report

Until August 13, 2002, the Compensation Committee was composed of former members of the Board of Directors. The following report was made by the Compensation Committee as of February 19, 2003.

The Compensation Committee follows established rationale and policies for compensating the Company’s executive officers. The following report of the Compensation Committee describes these policies and rationales with respect to the compensation paid to such executive officers for the fiscal year ended September 30, 2002.

Officer Compensation Policy. The Compensation Committee’s fundamental policy is to provide a compensation program for executive officers that will enable the Company to attract and retain the services of highly-qualified individuals and offer the Company’s executive officers competitive compensation opportunities based upon overall Company performance and their individual contribution to the financial success of the Company. The Compensation Committee uses third party compensation surveys and information to assure that executive compensation is set at levels within the current market range for companies in a similar industry and stage as the Company. It is the committee’s objective to have a substantial portion of each officer’s compensation contingent upon the Company’s performance, as well as upon such officer’s own level of performance.

Employment Agreements. The executive officers are employed pursuant to written employment agreements. The Compensation Committee has considered the advisability of using employment agreements and has determined that it is in the best interests of the Company because the employment agreements permit us to achieve our desired goals of motivating and retaining the best possible executive talent. Each employment agreement separately reflects the terms that the Compensation Committee felt were appropriate and/or necessary to recruit and retain the services of the particular executive officer within the framework of the Company’s compensation policies.

Components of Executive Compensation. Each executive officer’s compensation package is comprised of three elements: base salary, which is designed to be competitive with salary levels of similar companies that compete with the Company for executive talent and reflects individual performance and the executive’s contribution; performance bonuses, which are based on the terms of employment agreements; and long-term stock option awards, which create common interests for the executive officers and the shareholders.

Base Salary. The salaries paid to the executive officers in fiscal 2002 were based on the terms of their employment agreements and are set forth in the Summary Compensation Table.

Bonuses. The executive officers are entitled to annual bonuses based upon the terms of their employment agreements (see “Employment Contracts”) and discretionary bonuses based on their respective performance. The bonuses paid to executive officers in fiscal 2002 under the terms of their employment agreements or at the discretion of the Board of Directors are set forth in the Summary Compensation Table.

Stock Option Plans. The Company has the Analytical Surveys, Inc. 1993 Non-Qualified Stock Option Plan, the Analytical Surveys, Inc. 1997 Incentive Stock Option Plan, the Analytical Surveys, Inc. Officer and Employee Recruitment Stock Incentive Plan, and the Analytical Surveys, Inc. Year 2000 Stock Incentive Plan, as amended and supplemented. The option plans are long-term incentive plans for employees and are intended to align shareholder and employee interests by establishing a direct link between long-term rewards and the value of the Company’s stock. The Compensation Committee believes that long-term stock incentives for executive officers and employees are an important factor in retaining valued employees. Because the value of an option bears a direct relationship to the Company’s stock price, the Compensation Committee believes that options motivate officers and employees to manage the Company in a manner that will benefit all shareholders.

The options granted to the executive officers in fiscal 2002 were made in accordance with the terms of their employment agreements (see “Employment Contracts “) or at the discretion of the Board. Information with respect to option grants in fiscal 2002 to the executive officers is set forth in the Option Grants Table. The Compensation Committee views stock option grants as an important component of its long-term, performance-based compensation philosophy.

CEO Compensation. The compensation paid to Mr. Rokosh during fiscal 2002 is based upon the terms of his employment agreement. Such agreement is described under “Employment Contracts.” Pursuant to the terms of the employment agreement, Mr. Rokosh’s annual base salary for fiscal 2002 was $250,000. Mr. Rokosh is also eligible for bonus compensation pursuant to the terms of the agreement. The bonus is awarded at the discretion of the Board and is based upon the achievement of specific quantifiable objectives, some of which incorporate the overall performance of the Company. Mr. Rokosh voluntarily waived the receipt of any bonus compensation in fiscal 2002. In addition, he was granted options as set forth in the Options Grants Table, pursuant to the terms of the employment agreement.

Deductibility of Executive Compensation. The Compensation Committee is responsible for addressing the issues raised by Internal Revenue Code Section 162(m). Section 162 (m) limits to $1 million the Company’s deduction for compensation paid to certain executive officers of the Company which does not qualify as “performance-based.” To qualify as performance based under Section 162(m), compensation payments must be made pursuant to a plan that is administered by a committee of outside directors and must be based on achieving objective performance goals. In addition, the material terms of the plan must be disclosed to and approved by shareholders, and the Compensation Committee must certify that the performance goals were achieved before payments can be awarded. The Company believes that all compensation paid to its executive officers listed in the Summary Compensation Table in fiscal 2002 is fully deductible and that compensation paid under the plans will continue to be deductible. The Committee’s present intention is to comply with the requirements of Section 162(m) unless and until the Compensation Committee determines that compliance would not be in the best interest of the Company and its shareholders.

By the Compensation Committee

Christopher S. Dean, Chairman

J. Livingston Kosberg

Christopher D. (Kit) Illick

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee of the Board are Messrs. Dean, Kosberg and Illick. None of these directors has at any time been an officer of the Company and none of these directors serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Executive Compensation

The following table sets forth compensation information for the chief executive officer and the three other most highly compensated executive officers (the “named executive officers”) of the Company during the Company’s fiscal years 2002, 2001 and 2000.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Annual Compensation						Long Term Compensation Awards Stock Options(2) (#)	All Other Compensation $
	Fiscal Year	Salary $		Bonus $	Other Annual Compensation(1) $
J. Norman Rokosh President and Chief Executive Officer	2002 2001 2000	250,000 250,000 47,115	(4)	— 200,000 133,333	— — —		2,000 20,000 15,000	5,408 4,808 —	(3) (5)

Michael A. Renninger(6) Former Chief Financial Officer	2002 2001 2000	220,000 220,000 134,538	(6)	6,000 81,016 —	— — —		2,000 6,000 4,000	4,400 4,400 2,200	(5)

Thomas W. Bannon(7) Senior Vice President— Operations	2002 2001 2000	188,462 — —		12,500 — —	57,607 — —	(8)	20,000 — —	— — —

Don Fryhover(9) Senior Vice President— Sales and Marketing	2002 2001 2000	143,494 — —		17,500 — —	— — —		4,000 — —	— — —

(1)	Certain perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total amounts reported in the Salary and Bonus columns in any of the fiscal years reported, except as indicated.
(2)	Long term compensation consists only of stock options. There were no grants of restricted stock or payments from other long-term incentive plans, therefore columns for “Restricted Stock Awards” and “LTIP Payouts” are omitted. The number of securities underlying stock options has been adjusted to reflect the Company’s one-for-ten reverse stock split effected in October 2002.
(3)	Other compensation for fiscal 2002 includes employer’s matching contributions to the 401(k) Incentive Savings Plan of $5,408.
(4)	Mr. Rokosh began employment with the Company on July 11, 2000. Accordingly, salary information included in the table represents only salary from that date through September 30, 2002.
(5)	Other compensation for fiscal 2002 includes employer’s matching contributions to the 401(k) Incentive Savings Plan of $4,400.
(6)	Mr. Renninger began employment with the Company on February 8, 2000. Accordingly, salary information included in the table represents only salary from that date through September 30, 2002. Mr. Renninger left the Company in January 2003.
(7)	Mr. Bannon became an executive officer of the Company on October 2, 2001. Accordingly, compensation information included in the table represents only compensation from that date through September 30, 2002.
(8)	The amount shown above has been paid as reimbursement for expenses incurred in connection with the relocation of Mr. Bannon’s residence to San Antonio, Texas, the new location of the Company’s principal executive offices.
(9)	Mr. Fryhover became an executive officer of the Company on January 21, 2002. Compensation information included in the table represents his compensation for all of fiscal 2002.

The following table presents information regarding options granted to each of the named executive officers in fiscal 2002.

OPTION GRANTS IN FISCAL 2002

Name	Number of Securities Underlying Options Granted (1)	Percent of Total Options to Employees in Fiscal Year	Exercise Price ($/sh)	Expiration Date	Potential Realizable Value (2) at Assumed Annual Rates of Stock Appreciation for Option Term
					5% ($)	10% ($)
J. Norman Rokosh	2,000	5.42%	$4.50	03/20/12	$5,660	$14,345

Michael Renninger(3)	2,000	5.42	4.50	03/20/12	5,660	14,345

Thomas W. Bannon	14,000 2,000 4,000	54.20 — —	7.00 4.50 2.10	10/09/11 03/20/12 09/27/12	61,631 5,660 5,283	156,157 14,345 13,387

Don Fryhover	4,000	10.84	2.10	09/27/12	5,283	13,387

(1)	All options vest as follows: 25% at six months; 25% at one year; 25% at two years, and 25% at three years after date of grant. The number of securities underlying stock options has been adjusted to reflect the Company’s one-for-ten reverse stock split effected in October 2002.
(2)	“Potential Realizable Value” is calculated based on the assumption that the price of the Common Stock will appreciate at the rates shown. The 5% and 10% assumed rates are mandated by the rules of the Securities and Exchange Commission and do not reflect the Company’s estimate or projection of future stock prices. Actual gains, if any, realized upon future exercise of these options will depend on the actual performance of the Common Stock and the continued employment of the named executive officer through the vesting period of the option. There were no options that were in the money during fiscal 2002.
(3)	Mr. Renninger left the Company in January 2003. As of July 1, 2003, all options granted to Mr. Renninger have expired.

The following table presents information regarding options exercised in fiscal 2002 and the value of options outstanding at September 30, 2002, for each of the named executive officers.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR-END OPTION VALUES

Name	Number of Securities Underlying Unexercised Options at Fiscal Year End (1)		Value of Unexercised In-the-Money Options At Fiscal Year End
	Exercisable	Unexercisable	Exercisable	Unexercisable
J. Norman Rokosh	21,750	15,250	$0	$0

Michael Renninger(2)	6,500	5,500	0	0

Thomas W. Bannon	4,000	16,000	0	0

Don Fryhover	3,850	6,050	0	0

(1)	The number of securities underlying stock options has been adjusted to reflect the Company’s one-for-ten reverse stock split effected in October 2002.
(2)	Mr. Renninger left the Company in January 2003. As of July 1, 2003, all options granted to Mr. Renninger have expired.

Equity Compensation Plan Information

The following table summarizes as of July 1, 2003, certain information regarding equity compensation to the Company’s employees, officers, directors, and other persons under the Company’s existing equity compensation plans. The table does not include information about the Company’s proposed 2003 Stock Option Plan.

	(a)	(b)	(c)
	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column a)
Plan Category
Equity compensation plans approved by security holders	79,606	$20.36	44,315
Equity compensation plans not approved by security holders	68,238	$12.42	31,762
Total	147,844	$16.70	76,077

Summary Description of Equity Compensation Plans That Have Not Been Approved by the Shareholders

2000 Stock Incentive Plan

In September 2000, the Board of Directors adopted the 2000 Stock Incentive Plan (the “2000 Plan”). The 2000 Plan has not been approved by the shareholders. The 2000 Plan provides for the granting of incentive stock options and non-qualified stock options, as determined by a committee appointed by the Board of Directors.

Number of Shares Subject to the 2000 Plan. The 2000 Plan authorizes the grant of options relating to an aggregate of 50,000 shares of Common Stock. If any corporate transaction occurs which causes a change in the capitalization of the Company (for example, a reorganization, recapitalization, stock split, stock dividend, or the like), the number of shares of stock available and the number of shares of stock subject to outstanding options granted under the 2000 Plan will be adjusted appropriately and equitably to prevent dilution or enlargement of a participant’s rights.

Eligibility for Participation. Individuals eligible to participate in the 2000 Plan are employees of the Company and its subsidiaries, but not any officers or directors of the Company or its subsidiaries.

Terms of Options. Options granted to employees may be either incentive stock options (ISOs), which satisfy the requirements of Internal Revenue Code Section 422, or nonstatutory stock options (NSOs), which are not intended to satisfy such requirements. The exercise price for the grant of an NSO under the 2000 Plan may be any price that is greater than or equal to 85% of the fair market value of the common stock on the date the NSO is granted. The exercise price of an ISO must be at least equal to 100% (110% for 10%-shareholders) of the fair market value of the common stock on the date the ISO is granted. Options expire at the times determined by the committee, as specified in the applicable award agreement. However, no option is exercisable later than the tenth anniversary of the grant date, and any ISO granted to a 10%-shareholder must be exercisable on or before the fifth anniversary of the grant date.

Vesting and Acceleration. Options vest at the times determined by the committee, as specified in the applicable award agreement. A participant’s options become fully vested upon the termination of the participant’s employment as a result of a reduction in force and upon the occurrence of a change in control of the Company. In general, a change in control will be deemed to have occurred upon the acquisition by any person of more than 50% of the Company’s outstanding voting securities (or securities subject to conversion into voting securities), the acquisition by any person of the power to elect a majority of the directors of the Company, certain mergers and other corporate transactions if the holder’s of the Company’s voting securities before the transaction receive less than 50% of the outstanding voting securities of the reorganized, merged or consolidated entity, after the transaction, and a complete liquidation or dissolution of the Company, or the sale of all or substantially all of the assets of the Company, if approval of the shareholders of the Company is required for the transaction.

Deduction to the Company. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by a participant. The deduction generally will be allowed for the Company’s taxable year in which occurs the last day of the calendar year in which the participant recognizes ordinary income.

Term. The 2000 Plan expires on September 8, 2010.

2000 Officer and Employee Recruitment Stock Incentive Plan

In September 2000, the Board of Directors adopted the 2000 Officer and Employee Recruitment Stock Incentive Plan (the “2000 Recruitment Plan”). The 2000 Recruitment Plan has not been approved by the shareholders. The 2000 Recruitment Plan provides for the granting of ISO’s and NSO’s, as determined by a committee appointed by the Board of Directors.

Number of Shares Subject to the 2000 Recruitment Plan. The 2000 Recruitment Plan authorizes the grant of options relating to an aggregate of 50,000 shares of common stock, subject to adjustment in the case of a change in the capitalization of the Company in the same manner as is provided in the 2000 Plan (described above).

Eligibility for Participation. An individual is eligible for participation in the 2000 Recruitment Plan if such individual has not been previously employed by the Company and the award of options is made in connection with the entry into an employment contract with such individual.

Terms of Options. The options granted under the 2000 Recruitment Plan have the same terms as are described above with respect to the 2000 Plan.

Vesting and Acceleration. The options granted under the 2000 Recruitment Plan are subject to the same vesting and acceleration provisions as are described above with respect to the 2000 Plan.

Deduction to the Company. The Company will be entitled to deductions for options granted under the 2000 Recruitment Plan as described above with respect to the 2000 Plan.

Term. The 2000 Recruitment Plan expires on September 8, 2010.

Performance Graph

The following performance graph compares the cumulative total shareholder return on the Common Stock to the cumulative total returns for the NASDAQ Stock Market (U.S.) (“Total U.S.”) and the index of the NASDAQ Computer and Data Processing Services Stocks (“DP&S”). The graph assumes that the value of the investment in the Common Stock and each index was $100 as of October 1, 1997, and that all dividends were reinvested.

The following data points were used in constructing the performance graph:

	Cumulative Total Return
	10/01/97	10/01/98	10/01/99	10/01/00	10/01/01	10/01/02
ANALYTICAL SURVEYS, INC	100.00	101.64	68.85	8.74	3.02	0.87
NASDAQ STOCK MARKET (U.S.)	100.00	101.58	165.95	220.33	90.05	70.89
NASDAQ COMPUTER & DATA PROCESSING	100.00	129.63	220.04	276.07	99.05	77.91

Severance Agreements

On January 4, 2003, Michael Renninger resigned as Chief Financial Officer. Pursuant to the terms of his employment contract as amended by a Mutual Release and Severance Agreement, the Company paid Mr. Renninger an amount equal to his annual base salary of $220,000, plus $1,350 related to employment benefit programs.

Employment Contracts

Chief Executive Officer

Effective July 10, 2001, the Company entered into a new employment agreement with Mr. Rokosh, providing for a base salary of $250,000. Pursuant to an amendment to such employment agreement dated as of September 26, 2002, the term of the employment agreement now extends until September 30, 2003. Pursuant to such amendment, Mr. Rokosh is entitled to receive a quarterly bonus of up to $37,500, as determined in the discretion of the Board of Directors, and reimbursement of certain expenses incurred in connection with his relocation to San Antonio, Texas, the new location of the Company’s principal executive offices. Mr. Rokosh also participates in any and all other plans that are maintained by the Company for the benefit of the Company’s executives or employees in general.

Upon termination of Mr. Rokosh’s employment without “cause” or if he resigns his employment for “good reason,” (as defined in the employment agreement and includes a termination of employment in connection with a change of control), Mr. Rokosh will continue to receive salary for a period of 12 months after such termination or resignation. If Mr. Rokosh is terminated by the company for “cause” (as defined in the employment agreement) or if he terminates his employment voluntarily, Mr. Rokosh will not be entitled to receive severance pay.

Under the employment agreement, Mr. Rokosh has agreed that he will not at any time disclose any confidential information or trade secrets of the Company, and that all of his rights to inventions relating to the Company’s business belong to the company.

Chief Financial Officer

Effective January 24, 2003, the Company entered into an employment agreement with Ms. Jones, providing for a base salary of $135,000. The term of the employment agreement extends until March 31, 2005. Ms. Jones is entitled to participate in a bonus plan under which she may receive up to $25,000 annually, depending on whether agreed-upon performance objectives are satisfied. Ms. Jones also participates in any and all plans that are maintained by the Company for the benefit of the Company’s executives or employees in general.

Upon termination of Ms. Jones employment without “cause” (as defined in the employment agreement), Ms. Jones will continue to receive salary and benefits for six months.

Under the employment agreement, Ms. Jones has agreed that she will not at any time disclose any confidential information or trade secrets of the Company, and that all of her rights to inventions relating to the Company’s business belong to the Company.

Senior Vice President—Operations

Effective October 8, 2001, the Company entered into a new employment agreement with Mr. Bannon, providing for a base salary of $200,000. The term of the employment agreement extends until September 30, 2004. Mr. Bannon is entitled to participate in a bonus plan under which he may receive a bonus of up to $12,500 for each quarter, depending on whether agreed-upon performance objectives are satisfied. Mr. Bannon also participates in any and all other plans that are maintained by the Company for the benefit of the Company’s executives or employees in general.

Upon termination of Mr. Bannon’s employment without “cause” (as defined in the employment agreement), Mr. Bannon will continue to receive salary and benefits for six months.

Under the employment agreement, Mr. Bannon has agreed that he will not at any time disclose any confidential information or trade secrets of the Company, and that all of his rights to inventions relating to the Company’s business belong to the Company.

Audit Fees and other Information about Accountants

Audit fees billed to the Company by KPMG LLP for the audit of the Company’s annual financial statements for the fiscal year ended September 30, 2002, and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission for that year were $194,000.

Financial Information Systems Design and Implementation Fees

None

All Other Fees

Fees billed to the Company by KPMG LLP during the Company’s 2002 fiscal year for all other non-audit services rendered to the Company totaled $8,400.

The Audit Committee has considered whether the provision of non-audit services by KPMG LLP is compatible with maintaining auditor independence and has determined that auditor independence has not been compromised.

PROPOSAL NO. 2—2003 STOCK OPTION PLAN

In July 2003, the Board of Directors of the Company approved a 2003 Stock Option Plan (the “Plan”) which, among other things, provides for the granting of incentive stock options and non-qualified stock options, and establishes the maximum number of shares of Common Stock that may be subject to outstanding grants, determined immediately after the grant of any stock option, at a number equal to fifteen percent (15%) of the aggregate number of shares of Common Stock outstanding. The Board of Directors has directed that such Plan be submitted to the shareholders for approval. The description of the Plan contained herein is qualified in its entirety by reference to the copy of the Plan attached as Exhibit A to this Proxy Statement. The 2003 Stock Option Plan replaces the 1993 Stock Option Plan that expires this year.

Purpose. The purpose of this Plan is to enable the Company and Designated Subsidiaries (as defined in the Plan) to attract, retain and motivate certain key employees and directors (collectively, the “Participants”), who are important to the success and growth of the business of the Company and Designated Subsidiaries and to create a long-term mutuality of interest between such persons and the shareholders of the Company by granting options to purchase Common Stock. The Company believes that the possibility of participation in the Plan through receipt of incentive stock options (“Incentive Options”) or nonqualified stock options (“Nonqualified Options”) (Incentive Options and Nonqualified Options shall be collectively referred to herein as “Stock Options”), will provide Participants an incentive to perform more effectively and will assist the Company in obtaining and retaining people of outstanding training and ability.

Term. The Plan will be adopted effective August 21, 2003, subject to approval by shareholders at the Annual Meeting. No Stock Option may be granted under the Plan after September 30, 2013.

Administration. The Plan is administered by a committee (the “Committee”) of the Board of Directors, which is comprised of at least two members who are outside directors (as defined in Section 162(m) of the Code). No member of the Committee is eligible to participate in the Plan. All questions of interpretation and application of the Plan shall be determined by the Committee.

Participation. All key employees of the Company and Designated Subsidiaries are eligible to receive Stock Options under the Plan. Directors of the Company and Designated Subsidiaries are eligible to receive Nonqualified Options under the Plan. The Committee shall determine from time to time the Participants of the Company and Designated Subsidiaries who shall receive Stock Options under the Plan. During the lifetime of Participants, Stock Options shall be exercisable only by Participants, and no Stock Options will be transferable otherwise than by will or the laws of descent and distribution, pursuant to a qualified domestic relations order, or if established by the Committee, pursuant to intra-family transfers without payment of consideration.

Shares of Stock Available for Grant. An amount equal to fifteen percent (15%) of the aggregate number of shares of Common Stock outstanding are available for issuance under the Plan. The shares may be treasury shares or authorized but unissued shares. In the event a Stock Option expires unexercised, is terminated, or is canceled or forfeited, the shares of Common Stock allocable to the unexercised portion of that Stock Option may again be subject to a Stock Option under the Plan.

The Plan provides that the number of shares subject thereto and shares covered by Stock Options outstanding are subject to equitable adjustment, as determined by the Committee, in the event of stock dividends, stock splits, or other capital readjustments before delivery by the Company of all shares subject to the Plan.

Compensation Deduction Limitation. Section 162(m) of the Code generally limits to $1 million per year per employee the tax deduction available to publicly traded companies for certain compensation paid to named executive officers. There is an exception (Section 162(m)(4)(C)) from this deduction limitation, for certain “performance-based compensation,” if specified requirements are satisfied, including: (i) the establishment by a compensation committee comprised solely of two or more outside directors of performance goals which must be met for the additional compensation to be earned, (ii) the approval of the material terms for the performance goals by the shareholders after adequate disclosure, and (iii) the certification by the compensation committee that the performance goals have been met. The Plan is designed to satisfy these statutory requirements for Incentive Options and Nonqualified Options. Therefore, if this Plan is approved by shareholders, for all grants intended to satisfy Section 162(m) of the Code, the Company anticipates being entitled to deduct an amount equal to the ordinary income reportable by each optionee on exercise of a Nonqualified Option and the Early Disposition (as defined below) of shares of Common Stock acquired by exercise of an Incentive Option.

Stock Options. The Committee may designate a Stock Option as an Incentive Option or as a Nonqualified Option. The terms of each Stock Option shall be set out in a written Option Agreement which incorporates the terms of the Plan.

The purchase price per share of Common Stock (the “Purchase Price”) of a Nonqualified Option may not be less than the par value of a share of Common Stock of the Company, and the Nonqualified Option may not be exercisable after 10 years from the date of grant. The Purchase Price of an Incentive Option may not be less than 100% of the fair market value of the Common Stock on the date of grant, and the Incentive Option may not be exercisable after 10 years from the date of grant. In the case of an Incentive Option issued to a 10% Shareholder (as defined in the Plan) of the Company (i) the Purchase Price may not be less than 110% of the fair market value of the Common Stock on the date of grant, and (ii) the period over which the Incentive Option is exercisable may not exceed five years. On July 1, 2003, the last reported sales price of the Common Stock was $1.39 per share. The aggregate fair market value of the Common Stock (as determined on the grant date) with respect to which the Incentive Options are exercisable for the first time by an employee in any calendar year may not exceed $100,000.

Stock Options may be exercised by written notice of exercise and payment of the Stock Option price in cash, by check or in previously owned shares of Common Stock valued at fair market value on the date of exercise. Special rules apply which limit the time of exercise of a Stock Option following an employee’s termination of employment or in the event of a “Extraordinary Transaction” (as defined in the Plan). The Committee may impose restrictions on the exercise of any Stock Option.

Amendment of Plan. The Committee may amend, terminate or suspend the Plan at any time, provided that no amendment shall be made without shareholder approval if it would (i) increase the aggregate number of shares of Common Stock that may be issued under the Plan, (ii) decrease the minimum Purchase Price of any Stock Option, (iii) increase the individual limitation set forth in Article VI(A) of the Plan, (iv) extend the maximum option period, or (v) effect any other change that would require shareholder approval under Section 162(m) of the Code.

Change in Control. The Stock Options shall become fully vested and each Participant shall have the right to exercise such Stock Options in full during a period of at least 20 days preceding the Extraordinary Transaction.

Federal Tax Consequences. The grant of Incentive Options to an employee does not result in any income tax consequences. The exercise of an Incentive Option generally does not result in any income tax consequences to an employee if (i) the Incentive Option is exercised by the employee during his employment with the Company or a Designated Subsidiary, or within a specified period after termination of employment, and (ii) the employee does not dispose of shares acquired pursuant to the exercise of an Incentive Option before the expiration of two years from the date of grant of the Incentive Option or one year after exercise and the transfer of the shares to him, whichever is later (the “Waiting Period”). However, the excess of the fair market value of the shares of Common Stock as of the date of exercise over the Purchase Price is a tax preference item for purposes of determining an employee’s alternative minimum tax in the year of exercise, if applicable.

An employee who disposes of his Incentive Option shares prior to the expiration of the Waiting Period (an “Early Disposition”) generally will recognize ordinary income in the year of sale in an amount equal to the excess, if any, of (a) the lesser of (i) the fair market value of the shares as of the date of exercise or (ii) the amount realized on the sale, over (b) the Purchase Price. Any additional amount realized on an Early Disposition should be treated as capital gain to the employee, short or long term, depending on the employee’s holding period for the shares. If the shares are sold for less than the Purchase Price, the employee will not recognize any ordinary income but will recognize a capital loss, short or long term, depending on the holding period. The employee will generally recognize a long-term capital gain or loss on the sale of shares if the shares were held for more than the Waiting Period.

Neither the Company nor any Designated Subsidiary will be entitled to a deduction as a result of the grant of an Incentive Option, the exercise of an Incentive Option, or the sale of Incentive Option shares after the Waiting Period. If an employee disposes of Incentive Option shares in an Early Disposition, the Company would be entitled to deduct the amount of ordinary income recognized by the Employee.

The grant of Nonqualified Options under the Plan will not result in the recognition of any taxable income by the Participant. A Participant will recognize ordinary income on the date of exercise of the Nonqualified Option equal to the excess, if any, of (i) the fair market value of the shares acquired as of the exercise date, over (ii) the Purchase Price. The tax basis of these shares for purposes of a subsequent sale includes the Purchase Price paid and the ordinary income reported on exercise of the Nonqualified Option. The income reportable on exercise of a Nonqualified Option is subject to federal income and employment tax withholding. Generally, the Company or the Designated Subsidiary will be entitled to a deduction in the amount reportable as income by the Participant on the exercise of a Nonqualified Option.

Shareholder Approval Requirement. The approval of the Plan requires the affirmative vote of a majority of the shares of Common Stock voting on the matter. Accordingly, abstentions and broker non-votes applicable to shares at the Annual Meeting will not be included in the tabulation of votes cast on this proposal.

The Company recommends voting “For” Proposal No. 2.

PROPOSAL NO. 3—APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors, upon recommendation of its Audit Committee, has approved and recommends the appointment of KPMG LLP as independent public accountants to conduct an audit of the Company’s financial statements for the fiscal year ending September 30, 2003. This firm has acted as independent public accountants for the Company since 1989.

Members of KPMG LLP will attend the Annual Meeting and will be available to respond to questions which may be asked by shareholders. Such members will also have an opportunity to make a statement at the Annual Meeting if they desire to do so.

The Board of Directors recommends that shareholders approve the appointment of KPMG LLP as the Company’s independent public accountants. In accordance with the Company’s Bylaws, approval of the appointment of independent public accountants will require the affirmative vote of a majority of the shares of Common Stock voted on the matter. Accordingly, abstentions and broker non-votes applicable to shares of Common Stock present at the Annual Meeting will not be included in the tabulation of votes cast on this proposal.

The Company recommends voting “For” Proposal No. 3

PROPOSALS AND NOMINATIONS FOR NEXT ANNUAL MEETING

The Board of Directors knows of no other matters than those described above which are likely to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, persons named in the accompanying form of proxy intend to vote such proxy in accordance with their best judgment on such matters.

Any proposals of holders of Common Stock of the Company intended to be presented at the annual meeting of shareholders of the Company to be held in 2004 must be received by the Company, addressed to the Secretary of the Company, 11900 Crownpoint, San Antonio, Texas 78233, no later than March 23, 2004, to be included in the proxy statement relating to that meeting, or, if our annual meeting is earlier than March 31, 2004, a reasonable time prior to the date that the Company begins to print and mail its proxy materials. Any such proposal must comply with Securities and Exchange Commission rules and regulations regarding inclusion of shareholder proposals in company-sponsored proxy materials.

Any holder of Common Stock of the Company desiring to present a proposal or to nominate a person for election to the Board of Directors of the Company, or desiring to bring business before the 2004 annual meeting of shareholders in a form other than a shareholder proposal in accordance with the preceding paragraph must provide notice of such proposal to the Company not later than March 23, 2004 or, if our annual meeting is earlier than March 31, 2004, a reasonable time prior to the date that the Company mails its proxy materials. Otherwise, the proxies will have discretionary authority to vote on the matter.

By Order of the Board of Directors

Lori Jones, Secretary

July 21, 2003

THE COMPANY WILL FURNISH WITHOUT CHARGE ADDITIONAL COPIES OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2002 TO INTERESTED SECURITY HOLDERS ON REQUEST. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBITS DESCRIBED IN THE LIST ACCOMPANYING SUCH REPORT UPON PAYMENT OF REASONABLE FEES RELATING TO THE COMPANY’S FURNISHING SUCH EXHIBITS. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE SECRETARY AT THE COMPANY’S ADDRESS PREVIOUSLY SET FORTH.

EXHIBIT A

2003 STOCK OPTION PLAN

I. PURPOSES OF THE PLAN

The purposes of this 2003 Stock Option Plan (the “Plan”) are to enable Analytical Surveys, Inc. (the “Company”) and Designated Subsidiaries (as defined herein) to attract, retain and motivate certain key employees and directors who are important to the success and growth of the business of the Company and Designated Subsidiaries and to create a long-term mutuality of interest between such persons and the stockholders of the Company by granting the options to purchase Common Stock (as defined herein).

II. DEFINITIONS

In addition to the terms defined elsewhere herein, for purposes of this Plan, the following terms will have the following meanings when used herein with initial capital letters:

(A) “Board” means the Board of Directors of the Company.

(B) “Cause” means, with respect to a Participant’s Termination of Employment, (i) in the case where there is no employment or consulting agreement between the Company and the Participant, or where there is an employment or consulting agreement, but such agreement does not define cause (or words of like import), (x) willful or gross misconduct, or willful or gross negligence, in the performance of Participant’s duties for the Company or a Subsidiary, after prior written notice of such misconduct or negligence and the continuance thereof for a period of 30 days after receipt by such Participant of such notice; (y) Participant’s intentional or habitual neglect of his or her duties for the Company or a Subsidiary after prior written notice of such neglect and the continuance thereof for a period of 30 days after receipt by such Participant of such notice; or (z) Participant’s theft or misappropriation of funds or property of the Company or Subsidiary, or the commission of a felony, or (ii) in the case where there is an employment or consulting agreement between the Company or a Subsidiary and the Participant, termination that is or would be deemed to be for cause (or words of like import) as defined under such employment or consulting agreement.

(C) “Code” means the Internal Revenue Code of 1986, as amended.

(D) “Committee” means a committee of the Board appointed from time to time by the Board consisting of two (2) or more non-employee directors, each of whom shall be an “outside director” as defined in Section 162(m) of the Code to the extent then required, except that if and to the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Compensation Committee of the Board of Directors.

(E) “Common Stock” means the common stock of the Company, no par value per share, and any common stock resulting from any reclassification of the Common Stock.

(F) “Company” means Analytical Surveys, Inc., a Colorado corporation.

(G) “Designated Subsidiary” means any Subsidiary which has been designated from time to time by the Board. An entity shall be deemed a Designated Subsidiary only for such periods as the requisite ownership relationship is maintained.

(H) “Director” means any non-employee director of the Company or a Designated Subsidiary.

(I) “Disability” means a permanent and total disability, rendering a Participant unable to perform the duties performed by the Participant for the Company or Designated Subsidiaries by reason of physical or mental disability for a period of more than an aggregate of one hundred eighty (180) days in any twelve (12) month period. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability.

(J) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

(K) “Fair Market Value” means, for purposes of this Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date, the last sales prices reported for the Common Stock on the applicable date, (i) as reported by the principal national securities exchange in the United States on which it is then traded, or (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, or if the sale of the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted. If the Common Stock is not readily tradable on a national securities exchange or any system sponsored by the National Association of Securities Dealers, its Fair Market Value shall be set by the Committee based upon its assessment of the cash price that would be paid between a fully informed buyer and seller under no compulsion to buy or sell (without giving effect to any discount for a minority interest or any restrictions on transferability or any lack of liquidity of the stock).

(L) “Incentive Stock Option” means any Option awarded under this Plan intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

(M) “Key Employee” means any person who is an officer or other valuable employee of the Company or a Designated Subsidiary, as determined by the Committee in its sole discretion. A Key Employee may, but need not, be an officer of the Company or a Designated Subsidiary.

(N) “Non-Qualified Stock Option” means any Option awarded under this Plan that is not an Incentive Stock Option.

(O) “Option” means the right to purchase one Share at a prescribed purchase price on the terms specified in the Plan.

(P) “Participant” means a Key Employee or Director who is granted Options under the Plan which Options have not expired; PROVIDED, HOWEVER, that any Director shall be a Participant for purposes of the Plan solely with respect to grants of Non-Qualified Stock Options and shall be ineligible for Incentive Stock Options.

(Q) “Person” means any individual or entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person as the context may require.

(R) “Retirement” means a Termination of Employment without cause from the Company and/or a Subsidiary by a Participant who is at least age 70 or, with the consent of the Committee, such earlier date before age 70 but after age 55.

(S) “Securities Act” means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

(T) “Share” means a share of Common Stock.

(U) “Subsidiary” means any corporation that is defined as a subsidiary corporation in Section 424(f) of the Code.

(V) “Ten Percent Shareholder” means a person owning Common Stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company as defined in Section 422 of the Code.

(W) “Termination of Employment” with respect to a Key Employee means that individual is no longer actively employed by the Company or a Subsidiary on a full-time basis, irrespective of whether or not such employee is receiving salary continuance pay, is continuing to participate in other employee benefit programs or is otherwise receiving severance type payments. In the event an entity shall cease to be a Subsidiary, there shall be deemed a Termination of Employment of any individual who is not otherwise an employee of the Company or another Subsidiary at the time the entity ceases to be a Subsidiary. A Termination of Employment shall not include a leave of absence approved for purposes of the Plan by the Committee. For purposes of this Plan, a full-time employee is a person who is scheduled to work at least thirty (30) hours per week. With respect to a Director, a Termination of Employment shall occur when the individual ceases to be a director of the Company or any Subsidiary.

(X) “Withholding Election” means the election set forth in Article XV.

III. EFFECTIVE DATE

The Plan shall become effective as of August 21, 2003 (the “Effective Date”). Grants of Options by the Committee under the Plan may be made as of or after the Effective Date of the Plan, including retroactively, provided that, if the Plan is not approved by the holders of a majority of the Common Stock (at the time of approval), all Options which have been granted by the Committee pursuant to the Plan shall be null and void. No Options may be exercised prior to the approval of the Plan by the holders of a majority of the Common Stock (at the time of approval).

IV. ADMINISTRATION

(A) Duties of the Committee. The Plan shall be administered and interpreted by the Committee. The Committee shall have full authority to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan; to establish, amend and rescind rules for carrying out the Plan; to administer the Plan, subject to its provisions; to select Participants in, and grant Options under, the Plan; to determine the terms, vesting requirements, exercise price and form of exercise payment for each Option granted under the Plan; to determine the consideration to be received by the Company in exchange for the grant of the Options; to determine whether and to what extent Incentive Stock Options and Non-Qualified Stock Options, or any combination thereof, are to be granted hereunder to one or more Key Employees and whether and to what extent Non-Qualified Stock Options are to be granted hereunder to one or more Directors; to prescribe the form or forms of instruments evidencing Options and any other instruments required under the Plan (which need not be uniform) and to change such forms from time to time; to determine whether, to what extent and under what circumstances to permit reloads, such that to the extent that Options are settled with Common Stock, that Non-Qualified Stock Options may be granted for the same number of shares of the same or different types, based on such terms as the Committee may determine, in its sole discretion; and to make all other determinations and to take all such steps in connection with the Plan and the Options as the Committee, in its sole discretion, deems necessary or desirable. The Committee shall not be bound to any standards of uniformity or similarity of action, interpretation or conduct in the discharge of its duties hereunder, regardless of the apparent similarity of the matters coming before it. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422.

(B) Advisors. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan, and may rely upon any advice or opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company.

(C) Indemnification. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it. To the maximum extent permitted by applicable law or the Certificate of Incorporation or Bylaws of the Company and to the extent not covered by insurance, each officer and member or former member of the Committee or of the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, except to the extent arising out of such officer’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, members or former members may have as directors under applicable law or under the Certificate of Incorporation or Bylaws of the Company or Designated Subsidiary. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Options granted to him or her under this Plan.

(D) Meetings of the Committee. The Committee shall adopt such rules and regulations as it shall deem appropriate concerning the holding of its meetings and the transaction of its business. Any member of the Committee may be removed from the Committee at any time either with or without cause by resolution adopted by the Board, and any vacancy on the Committee may at any time be filled by resolution adopted by the Board. All determinations by the Committee shall be made by the affirmative vote of a majority of its members. Any such determination may be made at a meeting duly called and held at which a majority of the members of the Committee are in attendance in person or through telephonic communication. Any determination set forth in writing and signed by all the members of the Committee shall be as fully effective as if it had been made by a majority vote of the members at a meeting duly called and held.

(E) Determinations. Each determination, interpretation or other action made or taken pursuant to the provisions of this Plan by the Committee shall be final, conclusive and binding for all purposes and upon all persons, including, without limitation, the Participants, the Company and Subsidiaries, directors, officers and other employees of the Company and Subsidiaries, and the respective heirs, executors, administrators, personal representatives and other successors in interest of each of the foregoing.

V. SHARES; ADJUSTMENT UPON CERTAIN EVENTS

(A) Shares to be Delivered; Fractional Shares. Shares to be issued under the Plan shall be made available, at the sole discretion of the Board, either from authorized but unissued Shares or from issued Shares reacquired by the Company and held in treasury. No fractional Shares will be issued or transferred upon the exercise of any Option. In lieu thereof, the Company shall pay a cash adjustment equal to the same fraction of the Fair Market Value of one Share on the date of exercise.

(B) Number of Shares. Subject to adjustment as provided in this Article V, the maximum aggregate number of Shares that may be issued and sold under the Plan shall not exceed 15% of the number of Shares issued and outstanding immediately after the grant of any Option. If Options are for any reason canceled or forfeited, or expire or terminate unexercised, the Shares covered by such Options shall immediately again be available for the grant of Options, subject to the foregoing limit.

(C) Adjustments; Recapitalization, Etc. The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Common Stock, the dissolution or liquidation of the Company or Designated Subsidiaries, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding. The Committee may make or provide for such adjustments in the maximum number of Shares specified in Article V(B), in the number of Shares covered by outstanding Options granted hereunder and/or in the Purchase Price (as hereinafter defined) applicable to such Options or such other adjustments in the number and kind of securities received upon the exercise of Options, as the Committee in its sole discretion may determine is equitably required to prevent dilution or enlargement of the rights of Participants or to otherwise recognize the effect that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing. Except as herein expressly provided, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefore or upon conversion of shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number and class of shares and/or other securities or property subject to Options theretofore granted or the Purchase Price.

(D) Extraordinary Transactions.

(i) In the event the Company shall, pursuant to action by its Board of Directors, at any time propose to merge with or into, consolidate with, or sell or otherwise transfer all or substantially all of its assets to another entity or in the event of the acquisition of all or substantially all of the Company’s outstanding Common Stock by a single person or entity and/or group of entities acting in concert (each, an “Extraordinary Transaction”), the Company shall cause written notice of the proposed Extraordinary Transaction to be given to the Participant not less than thirty (30) days prior to the anticipated effective date of the proposed Extraordinary Transaction (the “Extraordinary Transaction Effective Date”).

(ii) On a date which the Company shall specify in such notice (the “Early Vesting Date”), which date shall not be less than twenty (20) days prior to the Extraordinary Transaction Effective Date, the Options shall become fully vested, except as otherwise expressly provided in any Option agreement with respect to the Options granted thereunder.

VI. AWARDS AND TERMS OF OPTIONS

(A) Grant. The Committee may grant Non-Qualified Stock Options or Incentive Stock Options, or any combination thereof to Key Employees, and Non-Qualified Stock Options to Directors provided that the maximum number of Shares with respect to which Options may be granted to any Participant during any calendar year may not exceed 15,000, subject to adjustment as provided in Article V(C). To the extent that the maximum number of Shares with respect to which Options may be granted are not granted in a particular calendar year to a Participant (beginning with the year in which the Participant receives his or her first grant of Options hereunder), such ungranted Options for any year shall increase the maximum number of Shares with respect to which Options may be granted to such Participant in subsequent calendar years during the term of the Plan until used. Notwithstanding the foregoing, in order to comply with Section 162(m) of the Code, the Committee shall take into account that (1) if an Option is canceled, the canceled Option continues to be counted against the maximum number of shares for which Options may be granted to the Key Employee or Director under the Plan and (2) for purposes of Section 162(m) of the Code, if after the grant of an Option, the Committee or the Board reduces the exercise price or Purchase Price (as defined below), the transaction is treated as a cancellation of the Option and a grant of a new Option, and in such case, both the Option that is deemed to be canceled and the Option that is deemed to be granted reduce the maximum number of shares for which Options may be granted to the Key Employee or Director under the Plan. To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Option or the portion thereof which does not qualify, shall constitute a separate Non-Qualified Stock Option. Each Option shall be evidenced by an Option agreement (the “Option Agreement”) in such form as the Committee shall approve from time to time.

(B) Exercise Price. The purchase price per Share (the “Purchase Price”) deliverable upon the exercise of a Non-Qualified Stock Option shall be determined by the Committee and set forth in a Participant’s Option Agreement, provided that the Purchase Price shall not be less than the par value of a Share. Notwithstanding the foregoing, to the extent the Committee grants an Incentive Stock Option or grants an option which is intended to be “performance based” for purposes of Section 162(m) of the Code, the Purchase Price deliverable upon the exercise of any such option shall be determined by the Committee and set forth in a Participant’s Option Agreement but shall be not less than 100% of the Fair Market Value of a Share at the time of grant; PROVIDED, HOWEVER, if an Incentive Stock Option is granted to a Ten Percent Shareholder, the Purchase Price shall be not less than 110% of the Fair Market Value of a Share.

(C) Number of Shares. The Option Agreement shall specify the number of Options granted to the Participant, as determined by the Committee in its sole discretion.

(D) Exercisability. At the time of grant, the Committee shall specify when and on what terms (including any vesting requirements) the Options granted shall be exercisable. In the case of Options not immediately exercisable in full, the Committee may at any time accelerate the time at which all or any part of the Options may be exercised and may waive any other conditions to exercise. No Option shall be exercisable after the expiration of ten (10) years from the date of grant; PROVIDED, HOWEVER, the term of an Incentive Stock Option granted to a Ten Percent Shareholder may not exceed five (5) years. Each Option shall be subject to earlier termination as provided in Article VII below.

(E) Exercise of Options.

(i) A Participant may elect to exercise one or more Options then exercisable by giving written notice to the Company of such election and of the number of Options such Participant has elected to exercise, accompanied by payment in full of the aggregate Purchase Price for the number of Shares for which the Options are being exercised.

(ii) Shares purchased pursuant to the exercise of Options shall be paid for at the time of exercise as follows:

(a) in cash or by check, bank draft or money order payable to the order of the Company;

(b) in the form of shares of Common Stock owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances), if approved by the Committee;

(c) by agreeing to surrender then exercisable Options equivalent in value, if approved by the Committee;

(d) if the Shares are traded on a national securities exchange, through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Purchase Price plus all required tax withholding by payment through a cash or margin arrangement with a broker;

(e) in Shares otherwise issuable upon exercise of the Option, if approved by the Committee; or

(f) on such other terms and conditions as may be acceptable to the Committee (which may include payment in full or in part by the transfer of Shares which have been owned by the Participant for at least 6 (six) months or the surrender of Options owned by the Participant) and in accordance with applicable law.

(iii) Upon receipt of payment, the Company shall deliver to the Participant as soon as practicable a certificate or certificates for the Shares then purchased. No Shares shall be issued until payment, as provided herein, has been made or provided for.

(F) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other stock option plan of the Company or any subsidiary or parent corporation (within the meaning of Section 424 of the Code) exceeds $100,000, such Options shall be treated as Options which are not Incentive Stock Options.

To the extent permitted under Section 422 of the Code, or the applicable regulations thereunder or any applicable Internal Revenue Service pronouncement, if (i) a Participant’s employment with the Company or Designated Subsidiary is terminated by reason of death, Disability, Retirement or termination without Cause, and (ii) the portion of any Incentive Stock Option that would be exercisable during the post-termination period specified under Article VII but for the $100,000 limitation currently contained in Section 422(d) of the Code is greater than the portion of such Option that is immediately exercisable as an “incentive stock option” during such post-termination period under Section 422, such excess shall be treated as a Non-Qualified Stock Option. If the exercise of an Incentive Stock Option is accelerated for any reason, any portion of such Option that is not exercisable as an Incentive Stock Option by reason of the $100,000 limitation contained in Section 422(d) of the Code shall be treated as a Non-Qualified Stock Option.

Should any of the foregoing provisions not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company, except as otherwise required by law.

(G) Other Terms and Conditions. Options may contain such other provisions, which shall not be inconsistent with any of the foregoing terms of the Plan, as the Committee shall deem appropriate including, without limitation, provisions permitting the use of shares of Common Stock to exercise and settle an Option (“Stock Swaps”) or permitting “reloads” such that in the case of Stock Swaps, the same number of Non-Qualified Stock Options is granted as the number of shares of Common Stock swapped (“Reloads”). With respect to Stock Swaps, shares of Common Stock shall be valued at Fair Market Value on the date of exercise and shall have the same remaining time period as the shares of Common Stock that were swapped. With respect to Reloads, the exercise price of the new Non-Qualified Stock Option shall be the Fair Market Value on the date granted and the term of the Non-Qualified Stock Option shall be the same as the remaining term of the Options that are exercised.

VII. EFFECT OF TERMINATION OF EMPLOYMENT

(A) Death, Disability, Retirement, Etc. Except as otherwise provided in the Participant’s Option Agreement, upon Termination of Employment, all outstanding Options then exercisable and not exercised by the Participant prior to such Termination of Employment (and any Options not previously exercisable but made exercisable by the Committee at or after the Termination of Employment) shall remain exercisable by the Participant to the extent not exercised for the following time periods, or, if earlier, the prior expiration of the Option in accordance with the terms of the Plan and grant:

(i) In the event of the Participant’s death, Retirement or Disability, such Options shall remain exercisable by the Participant (or by the Participant’s estate or by the person given authority to exercise such Options by the Participant’s will or by operation of law) for a period of one year from the date of the Participant’s death, Retirement or Disability, provided that the Committee, in its sole discretion, may at any time extend such time period.

(ii) In the event of the Participant’s Termination of Employment without Cause, such Options shall remain exercisable for ninety (90) days from the date of the Participant’s Termination of Employment, provided that the Committee, in its sole discretion, may at any time extend such time period.

Unless the Committee otherwise determines, there shall be no effect on the exercisability of Options held by a Participant if the Participant’s employment, directorship or consultancy is transferred from the Company to a Designated Subsidiary, from a Designated Subsidiary to the Company or from one Designated Subsidiary to another.

(B) Cause. Upon the Termination of Employment of a Participant for Cause, or if the Company or a Designated Subsidiary obtains or discovers information after Termination of Employment that such Participant had engaged in conduct that would have justified a Termination of Employment for Cause during the Participant’s employment, directorship or consultancy, all outstanding Options of such Participant shall, unless the Committee in its sole discretion determines otherwise, terminate and be null and void.

(C) Cancellation of Options. Except as otherwise provided in Article V(D), no Options that were not exercisable during the period of employment shall thereafter become exercisable upon a Termination of Employment for any reason or no reason whatsoever, and such options shall terminate and become null and void upon a Termination of Employment, unless the Committee determines in its sole discretion that such Options shall be exercisable.

VIII. NONTRANSFERABILITY OF OPTIONS

Except as set forth below, no Option shall be transferable by the Participant otherwise than by will or under applicable laws of descent and distribution or pursuant to a qualified domestic relations order, and during the lifetime of the Participant may be exercised only by the Participant or his or her guardian or legal representative, as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. The Committee may grant Options that are transferable, without payment of consideration, to immediate family members of the Participant or to trusts or partnerships for such family members; the Committee may also amend outstanding Options to provide for such transferability. In addition, except as provided in the immediately preceding two sentences, no Option shall be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and no Option shall be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate any Option, or in the event of any levy upon any Option by reason of any execution, attachment or similar process contrary to the provisions hereof, such Option shall immediately terminate and become null and void.

IX. RIGHTS AS A STOCKHOLDER

A Participant (or a permitted transferee of an Option) shall have no rights as a stockholder with respect to any Shares covered by such Participant’s Option until such Participant (or permitted transferee) shall have become the holder of record of such Shares, and no adjustments shall be made for dividends in cash or other property or distributions or other rights in respect to any such Shares, except as otherwise specifically provided in the Plan.

X. TERMINATION, AMENDMENT AND MODIFICATION

The Plan shall terminate at the close of business on the tenth anniversary of the Effective Date (the “Termination Date”), unless terminated sooner as hereinafter provided, and no Option shall be granted under the Plan on or after that date. The termination of the Plan shall not terminate any outstanding Options that by their terms continue beyond the Termination Date. At any time prior to the Termination Date, the Committee may amend or terminate the Plan or suspend the Plan in whole or in part.

The Committee may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirements referred to in Article XII), or suspend or terminate it entirely, retroactively or otherwise; PROVIDED, HOWEVER, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Options granted prior to such amendment, suspension or termination, may not be materially impaired without the consent of such Participant and; PROVIDED, FURTHER, without the approval of the stockholders of the Company entitled to vote, no amendment may be made (except by operation of Article V(C) with respect to clauses (i), (ii) and (iii) below), which would (i) increase the aggregate number of shares of Common Stock that may be issued under the Plan; (ii) decrease the minimum Purchase Price of any Option; (iii) increase the individual limitation set forth in Article VI(A) of the Plan; (iv) extend the maximum option period; or (v) effect any other change that would require stockholder approval under Section 162(m) of the Code.

The Committee may amend the terms of any Option granted, prospectively or retroactively, but, subject to Article VI above or as otherwise provided herein, no such amendment or other action by the Committee shall materially impair the rights of any Participant without the Participant’s consent. No modification of an Option shall adversely affect the status of an Incentive Stock Option as an incentive stock option under Section 422 of the Code. Notwithstanding the foregoing, however, no such amendment may, without the approval of the stockholders of the Company, effect any change that would require stockholder approval under applicable law.

XI. USE OF PROCEEDS

The proceeds of the sale of Shares subject to Options under the Plan are to be added to the general funds of the Company and used for its general corporate purposes as the Board shall determine.

XII. GENERAL PROVISIONS

(A) Right to Terminate Employment or Consulting Arrangements. Neither the adoption of the Plan nor the grant of Options shall impose any obligation on the Company or Designated Subsidiaries to continue the employment of any Participant, the directorship of any Director, nor shall it impose any obligation on the part of any Participant to remain in the employ of the Company or Designated Subsidiaries or to remain as a director of the Company or its Designated Subsidiaries.

(B) Purchase for Investment. If the Board or the Committee determines that the law so requires, the holder of an Option granted hereunder shall, upon any exercise or conversion thereof, execute and deliver to the Company a written statement, in form satisfactory to the Company, representing and warranting that such Participant is purchasing or accepting the Shares then acquired for such Participant’s own account and not with a view to the resale or distribution thereof, that any subsequent offer for sale or sale of any such Shares shall be made either pursuant to (i) a Registration Statement on an appropriate form under the Securities Act, which Registration Statement shall have become effective and shall be current with respect to the Shares being offered and sold, or (ii) a specific exemption from the registration requirements of the Securities Act, and that in claiming such exemption the holder will, prior to any offer for sale or sale of such Shares, obtain a favorable written opinion, satisfactory in form and substance to the Company, from counsel acceptable to the Company as to the availability of such exception.

(C) Trusts, Etc. Nothing contained in the Plan and no action taken pursuant to the Plan (including, without limitation, the grant of any Option thereunder) shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and any Participant or the executor, administrator or other personal representative or designated beneficiary of such Participant, or any other persons. Any reserves that may be established by the Company in connection with the Plan shall continue to be part of the general funds of the Company, and no individual or entity other than the Company shall have any interest in such funds until paid to a Participant. If and to the extent that any Participant or such Participant’s executor, administrator or other personal representative, as the case may be, acquires a right to receive any payment from the Company pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

(D) Notices. Any notice to the Company required by or in respect of this Plan will be addressed to the Company, Analytical Surveys, Inc., 11900 Crownpoint Drive, San Antonio, TX 78233, Attention: Chief Financial Officer, or such other place of business as shall become the Company’s principal executive offices from time to time. Each Participant shall be responsible for furnishing the Company with the current and proper address for the mailing to such Participant of notices and the delivery to such Participant of agreements, Shares and payments. Any such notice to the Participant will, if the Company has received notice that the Participant is then deceased, be given to the Participant’s personal representative if such representative has previously informed the Company of his status and address (and has provided such reasonable substantiating information as the Company may request) by written notice under this Section. Any notice required by or in respect of this Plan will be deemed to have been duly given when delivered in person or when dispatched by telegram or one (1) business day after having been dispatched by a nationally recognized overnight courier service or three (3) business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid. The Company assumes no responsibility or obligation to deliver any item mailed to such address that is returned as undeliverable to the addressee and any further mailings will be suspended until the Participant furnishes the proper address.

(E) Severability of Provisions. If any provisions of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions of the Plan, and the Plan shall be construed and enforced as if such provisions had not been included.

(F) Payment to Minors Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Company and their employees, agents and representatives with respect thereto.

(G) Headings and Captions. The headings and captions herein are provided for reference and convenience only. They shall not be considered part of the Plan and shall not be employed in the construction of the Plan.

(H) Controlling Law. The Plan shall be construed and enforced according to the laws of the State of Colorado.

(I) Other Benefits. No payment under this Plan shall be considered compensation for purposes of computing benefits under any retirement plan of the Company or a Designated Subsidiary nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability of benefits is related to the level of compensation.

(J) Costs. The Company shall bear all expenses included in administering this Plan, including expenses of issuing Common Stock pursuant to any Options hereunder.

(K) Section 162(m) Deduction Limitation. The Committee at any time may in its sole discretion limit the number of Options that can be exercised in any taxable year of the Company, to the extent necessary to prevent the application of Section 162(m) of the Code (or any similar or successor provision), provided that the Committee may not postpone the earliest date on which Options can be exercised beyond the last day of the stated term of such Options.

(L) Section 16(b) of the Exchange Act. All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with all exemptive conditions under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

XIII. ISSUANCE OF STOCK CERTIFICATES; LEGENDS; PAYMENT OF EXPENSES

(A) Stock Certificates. Upon any exercise of an Option and payment of the exercise price as provided in such Option, a certificate or certificates for the Shares as to which such Option has been exercised shall be issued by the Company in the name of the person or persons exercising such Option and shall be delivered to or upon the order of such person or persons.

(B) Legends. Certificates for Shares issued upon exercise of an Option shall bear such legend or legends as the Committee, in its sole discretion, determines to be necessary or appropriate to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or to implement the provisions of any agreements between the Company and the Participant with respect to such Shares.

(C) Payment of Expenses. The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer and with the administration of the Plan.

XIV. LISTING OF SHARES AND RELATED MATTERS

If at any time the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of Options or the award or sale of Shares under the Plan, no Option grant shall be effective and no Shares will be delivered, as the case may be, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.

XV. WITHHOLDING TAXES

The Company shall have the right to require prior to the issuance or delivery of any shares of Common Stock payment by the Participant of any federal, state or local taxes required by law to be withheld.

The Committee may permit any such withholding obligation to be satisfied by reducing the number of shares of Common Stock otherwise deliverable. A person required to file reports under Section 16(a) of the Exchange Act with respect to securities of the Company may elect to have a sufficient number of shares of Common Stock withheld to fulfill such tax obligations (hereinafter a “Withholding Election”) only if the election complies with such conditions as are necessary to prevent the withholding of such shares from being subject to Section 16(b) of the Exchange Act. To the extent necessary under then current law, such conditions shall include the following: (x) the Withholding Election shall be subject to the approval of the Committee and (y) the Withholding Election is made (i) during the period beginning on the third business day following the date of release for publication of the quarterly or annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date or is made in advance but takes effect during such period, (ii) six (6) months before the stock award becomes taxable or (iii) during any other period in which a Withholding Election may be made under the provisions of Rule 16b-3 promulgated pursuant to the Exchange Act. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

EXHIBIT B

AUDIT COMMITTEE CHARTER

June 2003

Purpose

The purpose of the Audit Committee (the “Committee”) shall be to assist the Board in (1) its oversight of the integrity of the financial statements of the Company and the financial reporting process, and the systems of internal accounting and financial controls; (2) the Company’s compliance with legal and regulatory requirements; and (3) the independence, qualifications and performance of the Company’s independent auditor and internal auditors. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors and management of the Company.

The Committee shall have the following authority and responsibilities:

1. To discuss with management and with the independent auditor the annual audited financial statements and quarterly financial statements, including matters required to be reviewed under applicable legal, regulatory or Nasdaq requirements.

2. To recommend, for shareholder approval, the independent auditor to examine the Company’s accounts, controls and financial statements. The Committee shall have the sole authority and responsibility to select, evaluate and if necessary replace the independent auditor. The Committee shall have the sole authority to approve all audit engagement fees and terms and the Committee, or a member of the Committee, must pre-approve any non-audit service provided to the Company by the Company’s independent auditor.

3. To discuss with management and the independent auditor, as appropriate, any audit problems or difficulties and management’s response, and the Company’s risk assessment and risk management policies, including the Company’s major financial risk exposure and steps taken by management to monitor and mitigate such exposure.

4. To review the Company’s financial reporting and accounting standards and principles, significant changes in such standards or principles or in their application and the key accounting decisions affecting the Company’s financial statements, including alternatives to, and the rationale for, the decisions made.

5. To obtain and review at least annually a formal written report from the independent auditor delineating the results of the most recent peer review of the firm.

6. To prepare and publish an Annual Committee Report in the Company’s proxy statement.

7. To set policies for the hiring of employees or former employees of the Company’s independent auditor.

8. To review and investigate any matters pertaining to the integrity of management, including conflicts of interest, or adherence to standards of business conduct as required in the policies of the Company. This should include regular reviews of the compliance processes in general and the corporate ombudsman process in particular. In connection with these reviews, the Committee will meet, as deemed appropriate, with the general counsel and other company officers or employees.

The Committee shall meet separately at least quarterly with management and annually with the Company’s independent auditors.

The Committee shall have authority to retain such outside counsel, experts and other advisors as the Committee may deem appropriate in its sole discretion. The Committee shall have sole authority to approve related fees and retention terms.

The Committee shall report its recommendations to the Board of Directors after each Committee meeting and shall conduct and present to the Board an annual performance evaluation of the Committee. The Committee shall review at least annually the adequacy of this charter and recommend any proposed changes to the board for approval.

Audit Committee: Key Practices

The Audit Committee has adopted the following key practices to assist it in undertaking the functions and responsibilities set forth in its charter:

1.	Meetings. The Committee will meet as often as may be deemed necessary or appropriate in its judgment, at least quarterly each year, and at such times and places as the Committee shall determine. The majority of the members of the Committee shall constitute a quorum.

2.	Review of Financial Statements. The Committee will review the Company’s 10-K in detail with the CEO, the CFO and the full Board. The Committee will meet to review the Company’s 10-Qs with the CFO.

3.	Quarterly Review of CEO and CFO Certification Process. In conjunction with its reviews of the 10-Ks and 10-Qs, the Committee will also review the process for the CEO and CFO quarterly certifications required by the SEC with respect to the financial statements and the Company’s disclosure and internal controls, including any material changes or deficiencies in such controls.

4.	Approval of Audit and Non-Audit Services. In addition to approving the engagement of the independent auditor to audit the Company’s consolidated financial statements, the Committee will approve all use of the Company’s independent auditor for non-audit services prior to any such engagement. To minimize relationships which could appear to impair the objectivity of the independent auditor, it is the Committee’s practice to restrict the non-audit services that may be provided to the Company by the Company’s independent auditor primarily to tax services and merger and acquisition due diligence and integration services. The Company will obtain such limited non-audit services from the Company’s auditor only when the services offered by the auditor’s firm are more effective or economical than services available from other providers, and, to the extent possible, only following competitive bidding for such services.

5.	Hiring Guidelines for Independent Auditor Employees. The Committee has adopted the following practices regarding the hiring by the Company of any partner, director, manager, staff, advising member of the department of professional practice, reviewing actuary, reviewing tax professional and any other persons having responsibility for providing audit assurance to the Company’s independent auditor on any aspect of their certification of the Company’s financial statements. “Audit assurance” includes all work that results in the expression of an opinion on financial statements, including audits of statutory accounts.

a.	No member of the audit team can be hired by the Company for a period of 2 years following association with that audit

b.	No former employee of the independent auditor may sign a Company SEC filing for 5 years following employment with the independent auditor

c.	No former employee of the independent auditor may be named a Company officer for 3 years following employment by the independent auditor.

6.	Process for Handling Complaints about Accounting Matters. As part of the Board’s procedure for receiving and handling complaints or concerns about the Company’s conduct, the Committee has established the following procedures for: (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by the Company employees of concerns regarding questionable accounting or auditing matters.

a.	The Company will establish and publish on its website a telephone number for receiving complaints regarding accounting, internal accounting controls, or auditing matters. The phone number will be a direct line to the chairman of the Committee

b.	The chairman will send a record of all such complaints to members of the Committee.

c.	All complaints will be tracked on a separate Board of Directors’ ombuds docket, but handled by the Company’s ombuds, finance and legal staffs in the normal manner, except as the Committee may request.

d.	The status of the specially docketed complaints will be reported on a quarterly basis to the Committee and, if the Committee so directs, to the full board.

e.	The Committee may request special treatment, including the retention of outside counsel or other advisors, for any complaint addressed to it.

7.	The Committee will ensure its receipt from the outside auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee will actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and will take, or recommend that the full Board take, appropriate action to oversee the independence of the outside auditor.

8	The Company’s Code of Ethics prohibits any officer or manager from retaliating or taking any adverse action against anyone for raising or helping to resolve an integrity concern.

9.	Audit Committee Memberships. The Committee has determined that in view of the increasing demands and responsibilities of the Audit Committee, members of the committee should not serve on more than three additional Audit Committees of other public companies, and the chair of the Committee should not serve on more than two other audit committees of a public company. Existing relationships exceeding these limits may continue in place provided that the full Board of Directors determines that such relationships do not impair the member’s ability to serve effectively on the Committee.

10.	Audit Committee Composition. The Committee will be composed of at least three members, comprised solely of independent directors, each of whom is able to read and understand financial statements. At least one member will be a financial expert, with past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background with which resulted in such individual’s financial sophistication. Such similar experience shall be deemed to include a background in investment banking.

11.	Audit Partner Rotation. The Committee shall ensure that the lead audit partners assigned by the Company’s independent auditor to the Company, and to each of its subsidiaries that have securities registered with the Securities and Exchange Commission, as well as the audit partner responsible for reviewing the Company’s audit shall be changed at least every five years.

12.	Shareholder Ratification of Independent Auditor. Although the Committee has the sole authority to appoint the independent auditor, the Committee will recommend that the Board ask the shareholders, at their annual meeting, to approve the Committee’s selection of independent auditor.

PROXY	ANALYTICAL SURVEYS, INC.	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of Analytical Surveys, Inc. (the “Company”) hereby appoints Donald L. Fryhover and Lori A. Jones, and each of them, attorneys-in-fact and proxies of the undersigned, with full power of substitution and revocation, to vote in respect of the undersigned’s shares of the Company’s Common Stock standing in the undersigned’s name on the books of the Company at the Annual Meeting of Shareholders of the Company to be held at the Doubletree Hotel, 37 N.E. Loop 410, San Antonio, Texas 78233, at 10:00 a.m., CDT, on Thursday, August 21, 2003, or at any adjournment(s) thereof, with all the powers which the undersigned would possess if personally present at the meeting.

The Board of Directors recommends a vote “FOR” the nominees set forth below.

PROPOSAL 1: ELECTION OF DIRECTORS	☐FOR the nominees listed below (except as marked to the contrary below)	☐WITHHOLD AUTHORITY to vote for the nominees listed below

J. Livingston Kosberg
J. Norman Rokosh
Christopher S. Dean
Joshua C. Huffard
Christopher D. Illick

(INSTRUCTION: To withhold authority to vote for any nominee, strike a line through the nominee’s name in the list below.)

The Board of Directors recommends a vote “FOR” the approval set forth below.

PROPOSAL 2: APPROVE THE 2003 STOCK OPTION PLAN:	☐ FOR	☐ AGAINST

The Board of Directors recommends a vote “FOR” the ratification set forth below.

PROPOSAL 3: RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS.	☐ FOR	☐ AGAINST

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE DIRECTOR NOMINEES SET FORTH ABOVE, “FOR” THE APPROVAL OF THE 2003 STOCK OPTION PLAN, AND “FOR” THE RATIFICATION OF KPMG LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS AND IN THE DISCRETION OF THE PROXIES FOR SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. RECEIPT OF NOTICE OF THE ANNUAL MEETING OS SHAREHOLDERS AND THE PROXY STATEMENT DATED JULY 21, 2003 IS HEREBY ACKNOWLEDGED. All prior proxies are hereby revoked.

Signature(s)

Dated ,2003
(Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, etc., give full title as such. If held by a corporation, please sign in full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership’s name by authorized partner or officer for joint accounts, each joint owner should sign.)

PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE PROXY CARD USING THE ENCLOSED ENVELOPE.